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                                                                    EXHIBIT 99.2

                           TEXAS STANDARD OIL COMPANY

                               LETTER TO CLIENTS
                                      FOR
                EXCHANGE OF UNITS OF BENEFICIAL INTEREST OF THE
                   FREEPORT-MCMORAN OIL AND GAS ROYALTY TRUST

                         FOR SHARES OF COMMON STOCK OF

                           TEXAS STANDARD OIL COMPANY

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

                        ON MAY 6, 2002, UNLESS EXTENDED.


   UNITS TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO
             5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:


     We are enclosing with this letter a prospectus dated April 3, 2002 of Texas Standard Oil Company, a Texas corporation, and a related letter of transmittal, which together constitute Texas Standard Oil Company's offer, upon the terms and subject to the conditions set forth in such prospectus and letter of transmittal, to exchange one share of Texas Standard Oil Company's common stock for every 20 units of the Freeport-McMoRan Oil and Gas Royalty Trust tendered by record holders of units of the Trust.



     The exchange offer is conditioned on at least 50% of the total outstanding units being tendered for exchange and not withdrawn.


     We are the holder of record of units held by us for your account. A tender of such units can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender units held by us for your account.

     We request instructions as to whether you wish to tender any or all of the units held by us for your account pursuant to the terms and conditions of the prospectus and letter of transmittal.

                                          Very truly yours,

     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.
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                      INSTRUCTION TO RECORD HOLDER AND/OR
                      DEPOSITORY TRUST COMPANY PARTICIPANT

To Record Holder and/or Depository Trust Company Participant:


     The undersigned hereby acknowledges receipt of the prospectus dated April 3, 2002 of Texas Standard Oil Company, a Texas corporation and the accompanying letter of transmittal, which together constitute Texas Standard Oil Company's offer to exchange one share of Texas Standard Oil Company's common stock for every 20 units of the Freeport-McMoRan Oil and Gas Royalty Trust tendered by record holders of units of the Trust.


     This will instruct you, the record holder and/or Depository Trust Company participant, as to the action to be taken by you relating to the exchange offer with respect to the units held by you for the account of the undersigned.

     The number of units of the Freeport-McMoRan Oil and Gas Royalty Trust held by you for the account of the undersigned is (FILL IN AMOUNT):

                                   units.
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     With respect to the Exchange Offer, the undersigned hereby instructs you
(CHECK APPROPRIATE BOX):

     [ ] To TENDER the following units held by you for the account of the undersigned (INSERT NUMBER OF UNITS TO BE TENDERED) (IF ANY);

                                   units.
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     [ ] NOT to TENDER any units held by you for the account of the undersigned.

     If the undersigned instructs you to tender the units held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned, and the undersigned by its signature below, hereby makes to you, the representations and warranties contained in the letter of transmittal.

                                   SIGN HERE

Name of Beneficial owner(s):
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                                  Signature(s)

Name(s):
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                                 (Please Print)

Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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